UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

InfuSystem Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

MESON CAPITAL PARTNERS LLC

MESON CAPITAL PARTNERS LP

GLOBAL UNDERVALUED SECURITIES MASTER FUND, L.P.

GLOBAL UNDERVALUED SECURITIES FUND, L.P.

GLOBAL UNDERVALUED SECURITIES FUND (QP), L.P.

GLOBAL UNDERVALUED SECURITIES FUND, LTD.

KLEINHEINZ CAPITAL PARTNERS, INC.

KLEINHEINZ CAPITAL PARTNERS LDC

JOHN B. KLEINHEINZ

BOSTON AVENUE CAPITAL LLC

ALAN BAZAAR

JOHN M. CLIMACO

CHARLES M. GILLMAN

RYAN J. MORRIS

ROBERT M. PONS

DILIP SINGH

JOSEPH E. WHITTERS

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow InfuSystem Stockholder:

As stockholders of InfuSystem Holdings, Inc. (the “Company”), we have been disappointed with InfuSytem’s performance and loss of stockholder value over the past few years, as well as frustrated by the lack of attention of the board of directors (the “Board”) to these concerns. This extreme loss in value has been overseen by the incumbent Board, which we believe has not acted in the best interests of the InfuSystem stockholders. It is time for wholesale change to the Board.

Collectively, Meson Capital Partners LLC, the other Concerned InfuSystem Stockholders and our nominees for election to the Board hold approximately 11.4% of the InfuSystem outstanding stock. On February 27, 2012, Meson Capital Partners LLC submitted a written request to the InfuSystem Corporate Secretary, supported by more than 50% of the Company’s stockholders, to call a special meeting of stockholders (the “Special Meeting”), pursuant to Article I, Section 1.3 of the InfuSystem Bylaws, as amended (the “Bylaws”), for the purpose of amending the Bylaws to permit stockholders to fill director vacancies, removing all seven current Board members (Sean McDevitt, David Dreyer, Timothy Kopra, Pat LaVecchia, Jean-Pierre Millon, John Voris and Wayne Yetter) and replacing them with our nominees (Alan Bazaar, John Climaco, Charles Gillman, Ryan Morris, Robert Pons, Dilip Singh and Joseph Whitters). On [                    ], 2012, the Company announced that, in response to our written Special Meeting request, it was calling the Special Meeting to be held on [                        ] at [                        ].

We urge you to carefully review and consider the information included in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today. The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the stockholders on or about [                    ], 2012.

Thank you for your interest as fellow owners of the Company,

Ryan J. Morris
Managing Member
Meson Capital Partners LLC

For the Concerned InfuSystem Stockholders

IF YOU HAVE ANY QUESTIONS ABOUT EXECUTING OR DELIVERING YOUR GOLD PROXY CARD, NEED ADDITIONAL COPIES OF MESON CAPITAL’S PROXY MATERIALS OR REQUIRE ANY OTHER ASSISTANCE, PLEASE CONTACT:

INNISFREE M&A INCORPORATED

501 MADISON AVENUE, 20TH FLOOR

NEW YORK, NY 10022

Stockholders Call Toll-Free at: (888) 750-5834

Banks and Brokers Call Collect at: (212) 750-5833

PRELIMINARY COPY—SUBJECT TO COMPLETION

SPECIAL MEETING OF STOCKHOLDERS

OF

INFUSYSTEM HOLDINGS, INC.

PROXY STATEMENT

OF

THE CONCERNED INFUSYSTEM STOCKHOLDERS

Collectively, (i) Meson Capital Partners, LLC (“Meson LLC”), Meson Capital Partners, LP (“Meson LP”), and Ryan J. Morris (“Mr. Morris”) (collectively, hereinafter called “Meson”); (ii) Kleinheinz Capital Partners, Inc. (“Kleinheinz Capital”), Kleinheinz Capital Partners LDC (“LDC”), Global Undervalued Securities Fund, L.P. (“Global LP”), Global Undervalued Securities Fund (QP), L.P. (“Global QP”), Global Undervalued Securities Fund, Ltd. (“Global Ltd.”), Global Undervalued Securities Master Fund, L.P. (“Global Master”), and John B. Kleinheinz (“Mr. Kleinheinz”) (collectively with Kleinheinz Capital, LDC, Global LP, Global QP, Global Ltd., and Global Master, hereinafter called “Kleinheinz”); and (iii) Boston Avenue Capital LLC (“Boston Capital”) and Charles M. Gillman (“Mr. Gillman”) (collectively, hereinafter called “Boston”) (Meson, Kleinheinz and Boston, collectively, hereinafter called the “Concerned InfuSystem Stockholders” and also “we” or “us”) hold 11.4% of the outstanding common stock, par value $0.0001 per share, of InfuSystem Holdings, Inc. (“InfuSystem” or the “Company”). Each of the Concerned InfuSystem Stockholders and each of the director nominees named below (collectively with the Concerned InfuSystem Stockholders, the “Concerned InfuSystem Group” or the “Group,”) is a participant in this proxy solicitation, as set forth in this Proxy Statement (the “Proxy Statement”).

This Proxy Statement and the enclosed GOLD proxy card (the “GOLD Proxy Card”) are being furnished to you as a stockholder of InfuSystem. The Concerned InfuSystem Stockholders believe that the Company’s Board of Directors (the “Board”) has ceased to represent the best interests of the Company’s stockholders. As a result, Meson, on behalf of itself and as agent and proxy of a majority of the holders of the Company’s common stock, including the Concerned InfuSystem Stockholders, requested a special meeting of the Company’s stockholders, which has been called by the Company for [                ], 2012 to be held at [                        ], and including at any adjournments or postponements thereof and at any meeting called in lieu thereof, for the following purposes (the “Special Meeting”):

(1)	to amend Article II, Section 2.4 of the Amended and Restated Bylaws of the Company (the “Bylaws”) in order to allow the Company’s stockholders to fill any vacancies, however caused, on the Board;

(2)	to remove, without cause, each of the seven (7) members of the current Board, Sean McDevitt, David Dreyer, Timothy Kopra, Pat LaVecchia, Jean-Pierre Millon, John Voris and Wayne Yetter, as well as any person or persons appointed by the Board without stockholder approval between January 18, 2012 and up through and including the date of the Special Meeting;

(3)	to elect directors to fill up to seven (7) vacancies created by the removal of directors: Alan Bazaar, John Climaco, Charles Gillman, Ryan Morris, Robert Pons, Dilip Singh and Joseph Whitters (each, a “Group Nominee” and, collectively, the “Group Nominees”), to serve until the 2013 annual meeting of stockholders of the Company and until their successors are duly elected and qualified;

(4)	to repeal any provision of the Bylaws that may be adopted by the Board subsequent to the last public filing on January 22, 2009 of the Bylaws prior to the Special Meeting;

(5)	to initiate and vote for proposals to recess or adjourn the Special Meeting to a later date or time, if necessary, for any reason, and to oppose and vote against any proposal to recess or adjourn the Special Meeting; and

(6)	to transact such other business as may properly come before the Special Meeting (Proposals One through Six, collectively, the “Proposals”).

The Bylaws do not currently permit the Company’s stockholders to fill vacancies on the Board unless the number of directors remaining in office constitutes less than a majority of the total number of authorized directors and stockholders petition the Delaware Court of Chancery to fill such vacancies. We desire to remove the current Board members only if stockholders are able to fill the vacancies caused by their removal. Therefore, at the Special Meeting, Proposal Two and Proposal Three are subject to and conditioned upon the approval of Proposal One.

Further, Proposal Three is conditioned in part on Proposal Two. If none of the then-current members or appointees to the Board are removed under Proposal Two, there will be no vacancies to fill and none of the Group Nominees can be elected under Proposal Three. If, instead, less than seven of the then-current members or appointees to the Board are removed under Proposal Two, stockholders will have the opportunity only to elect a corresponding number of nominees under Proposal Three. It is the intention of the Concerned InfuSystem Group to fill all vacancies that are created by the approval of Proposal Two with one or more of the Group Nominees and not to leave any vacancies on the Board.

As of the close of business on March [    ], 2012, the Concerned InfuSystem Group collectively beneficially owned, and had the right to vote, 2,423,683 shares of the Company’s common stock, representing approximately 11.4% of the Company’s outstanding common stock. The participants in this solicitation intend to vote all of their shares FOR the proposals described herein.

InfuSystem has set the record date for determining stockholders entitled to notice of and to vote at the Special Meeting as [                    ], 2012 (the “Record Date”). InfuSystem is a Delaware corporation with its principal executive offices at 31700 Research Park Drive, Madison Heights, Michigan 48071. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. The Company has not yet disclosed how many shares are outstanding and entitled to vote at the Special Meeting as of the Record Date.

THE CONCERNED INFUSYSTEM GROUP URGES YOU TO USE THE ENCLOSED GOLD PROXY CARD AND VOTE TODAY BY TELEPHONE, BY INTERNET, OR BY SIGNING, DATING AND RETURNING THE GOLD PROXY CARD IN FAVOR OF THE AMENDMENT TO THE BYLAWS TO ALLOW STOCKHOLDERS TO FILL VACANCIES ON THE BOARD AND IN FAVOR OF THE REMOVAL AND REPLACEMENT OF THE CURRENT MEMBERS OF THE BOARD WITH THE GROUP NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY INFUSYSTEM MANAGEMENT TO INFUSYSTEM, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE AMENDMENT TO THE BYLAWS AND REMOVAL AND REPLACEMENT OF THE BOARD BY USING THE ENCLOSED GOLD PROXY CARD TO VOTE BY TELEPHONE, BY INTERNET, OR BY SIGNING, DATING AND RETURNING THE GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE SPECIAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE SPECIAL MEETING TO THE CONCERNED INFUSYSTEM GROUP, C/O INNISFREE M&A INCORPORATED, WHICH IS ASSISTING IN THIS SOLICITATION, OR TO THE SECRETARY OF INFUSYSTEM, OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

IMPORTANT

IF YOUR SHARES OF COMMON STOCK ARE REGISTERED IN YOUR OWN NAME, PLEASE USE THE ENCLOSED GOLD PROXY CARD TO VOTE BY TELEPHONE, BY INTERNET OR BY SIGNING, DATING AND RETURNING THE GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

IF YOUR SHARES OF COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK NOMINEE OR OTHER INSTITUTION, ONLY IT CAN SIGN A GOLD PROXY CARD WITH RESPECT TO YOUR SHARES AND ONLY UPON RECEIPT OF SPECIFIC INSTRUCTIONS FROM YOU. ACCORDINGLY, YOU SHOULD CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THEM HOW TO VOTE. THE CONCERNED INFUSYSTEM GROUP URGES YOU TO CONFIRM IN WRITING YOUR INSTRUCTIONS TO THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND TO PROVIDE A COPY OF SUCH INSTRUCTIONS TO THE CONCERNED INFUSYSTEM GROUP IN CARE OF INNISFREE M&A INCORPORATED TO THE ADDRESS BELOW, SO THAT WE WILL BE AWARE OF ALL INSTRUCTIONS GIVEN AND CAN ATTEMPT TO ENSURE THAT SUCH INSTRUCTIONS ARE FOLLOWED.

IN ADDITION TO SIGNING, DATING AND MAILING IN THE ENCLOSED GOLD PROXY CARD, DEPENDING ON YOUR BROKER OR CUSTODIAN, YOU MAY BE ABLE TO VOTE BY TELEPHONE (TOLL-FREE) OR BY INTERNET. PLEASE REFER TO THE ENCLOSED GOLD PROXY CARD FOR INSTRUCTIONS ON HOW TO VOTE ELECTRONICALLY.

WE URGE YOU NOT TO VOTE ANY [COLOR] PROXY CARD THAT MAY BE SENT TO YOU BY THE COMPANY. IF YOU HAVE DONE SO, YOU MAY VOTE IN FAVOR OF THE BYLAW AMENDMENT AND THE REMOVAL AND REPLACEMENT OF THE CURRENT BOARD BY USING THE ENCLOSED GOLD PROXY CARD TO VOTE BY TELEPHONE, BY INTERNET OR BY DELIVERING A LATER DATED VALIDLY EXECUTED GOLD PROXY CARD TO THE CONCERNED INFUSYSTEM GROUP, IN CARE OF INNISFREE M&A INCORPORATED AT THE ADDRESS LISTED BELOW.

IF YOU HAVE ANY QUESTIONS ABOUT EXECUTING OR DELIVERING YOUR GOLD PROXY CARD OR REQUIRE OTHER ASSISTANCE, PLEASE CONTACT:

INNISFREE M&A INCORPORATED

501 MADISON AVENUE, 20TH FLOOR

NEW YORK, NY 10022

Stockholders Call Toll-Free at: (888) 750-5834

Banks and Brokers Call Collect at: (212) 750-5833

Please use the enclosed GOLD Proxy Card to vote TODAY – by telephone, by Internet or by signing, dating and returning the GOLD Proxy Card in the postage-paid envelope provided.

THIS SOLICITATION IS BEING MADE BY THE CONCERNED INFUSYSTEM GROUP AND NOT ON BEHALF OF THE COMPANY’S BOARD. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. WE URGE YOU TO VOTE PROMPTLY USING THE ENCLOSED GOLD PROXY CARD.

The date of this Proxy Statement is [                    ], 2012. This Proxy Statement and the enclosed GOLD Proxy Card are first being sent or given to stockholders on or about [                    ], 2012 to holders of record as of [                    ], 2012.

REASONS FOR THE SOLICITATION

We believe that our Group Nominees will provide better leadership, strategic insight and planning, and governance for the Company than the Company’s current directors. As detailed further below, our nominees have experience in creating significant stockholder value as involved stockholders, members of boards of directors, and senior leaders of management teams. We expect, as a direct consequence of this, to drive superior financial results which, over time, should enhance stockholder value. Unlike the current Board, who appear to be rushing to pursue “strategic alternatives” prior to the Company’s 2012 annual meeting, if the Group Nominees are elected, they will pursue strategic alternatives only after careful and thoughtful exploration, they will be mindful only of maximizing value for all stockholders and of their fiduciary duties, and they will not be pressured to make decisions or act prematurely by any artificial deadlines.

InfuSystem Stockholders Deserve Better Representation

Stockholders of the Company have suffered for several years. The Board brought InfuSystem public in October 2007 via a “blank check company”, which had $5.97 per common share in cash. At December 31, 2007, InfuSystem stock closed at $4.15. Since that time through February 29, 2012, InfuSystem’s stock price has declined by over 50%. Compare this with the S&P 500 index at December 31, 2007 and February 29, 2012, which declined by approximately 7%, excluding dividends. In our view, the inferior performance of the Company resulted from poor decision-making.

Further, we believe the Board and management have enriched themselves to the detriment of stockholders. In 2010, the total compensation, including Board and Committee meeting fees and the value of 2010 stock grants, reported by the Company for each current non-executive director of the Company ranged from $206,338 for Timothy Kopra, who joined the Board on May 4, 2010, to $1,324,375 for Vice Chairman Pat LaVecchia. It bears noting that this extraordinary compensation was for a company with net revenue of only approximately $47 million in 2010. Compare this with the $90,775 in average total direct compensation, including Board and Committee meeting fees and the value of stock awards, for directors of “micro cap” companies (i.e., companies with between $50 and $500 million in annual revenues) cited in the 2011-2012 Director Compensation Report of the National Association of Corporate Directors, based on the data of the 2011 director compensation study conducted by Pearl Meyer & Partners. In fact, every member of the Company’s Board in 2010, excluding Mr. Kopra’s partial year of service, was paid more than the average total direct compensation of $228,058 for directors of the largest 200 companies (based on revenue) in the S&P 500.

Of this total Board compensation, we find the most self-serving elements to be the restricted stock grants and associated tax gross-up payments. In April 2010, sizable amounts of restricted stock were granted to all Board members, ranging from 75,000 to 250,000 shares for the non-executive Board members (with grant date fair values ranging from $190,500 to $635,000) to 450,000 shares (with a grant date fair value of $1,143,000) for the Company’s Chief Executive Officer, Sean McDevitt. These restricted stock awards were not contingent on the achievement of any goal or other performance criteria, but rather provided significant compensation rewards to Board members despite the Company’s poor financial and stock price performance. Moreover, as if the overly generous grant to themselves of 1,125,000 restricted shares (excluding new appointee Mr. Kopra’s 25,000 shares and 25,000 restricted stock units), or approximately 6% of the Company’s then-outstanding stock, were not sufficient compensation, in December 2010, the Board amended the restricted stock grants, previously scheduled to vest over three years, to provide immediate vesting. Even more incredibly, and contrary to the compensation policies of almost all public companies, the Board made the astonishing decision that the Company pay Board member’s individual income taxes on these extraordinary restricted stock grants. As a result of this decision, each Board member, including Mr. McDevitt, received a sizable cash tax gross-up payment in 2010 ranging from $124,000 to $435,000, with $36,000 for Mr. Kopra who joined the Company’s Board in April 2010.

In all, the huge restricted stock awards granted to the Board members, including Mr. McDevitt, had a grant date fair value in excess of $2.7 million in April 2010. The Company paid out cash in excess of $1.8 million in December 2010 in tax gross-up payments. Those funds should have been used to grow the Company’s business but served, instead, to further impair the Company’s 2010 financial performance. Tax gross-up payments generally, even on change-of-control payments, are objectionable to investors, and we understand they are disfavored by the two major U.S. independent proxy advisory firms, Institutional Shareholder Services (ISS) and Glass Lewis. Tax gross-ups on equity awards, as done here, are, we believe, significantly outside any normal or customary compensation practice. To us, this egregious and self-serving conduct by the Board at the expense of stockholders clearly demonstrates the Board’s inability to properly perform its duties and suggests fiduciary lapses.

The over-compensation of Mr. McDevitt did not stop with his restricted stock awards and tax gross-ups. Mr. McDevitt also serves as a director and Board Chairman, and, unlike executive Board members of most other companies, Mr. McDevitt received, in addition to his compensation as Chief Executive Officer, additional compensation in the amount of $90,000 in 2010 for his position as a director. Further, in 2010, the Board provided Mr. McDevitt a share award consisting of up to 2,000,000 additional shares of common stock if the Company achieves certain stock price thresholds. While we support tying compensation to Company stock price performance and appreciate the ambitiousness of the stock price thresholds under the share award agreement ($5 to $15 per share), the Company’s February 6, 2012 Revocation Solicitation Statement reports that Mr. McDevitt is guaranteed all 2,000,000 shares if the Company undergoes a change in control. We believe this stock grant is extreme for a company with market capitalization of less than $50 million.

We believe the scope and size of the Board’s awards under the Company’s equity compensation plans are considerably beyond the level of appropriate stockholder dilution for management compensation, and they are coupled with features in the plan that would permit the Company to reprice options that are underwater. Stock option repricing flies in the face of good compensation practices. While we are not aware if the Company has repriced stock options, we do not believe that the equity plans should even permit repricing.

Stockholders, including the Concerned InfuSystem Stockholders, have complained directly to management and members of the Board that the compensation levels are wildly inappropriate. We have specifically criticized the Board’s decision-making process, including the failure of its compensation committee to engage a compensation consultant and hold adequate meetings of a fully-functioning and fully-staffed, independent compensation committee to consider the pay package for the Chief Executive Officer. We particularly and directly expressed to the Chief Executive Officer that his window to correct the outrageous compensation levels was closing quickly, and called to his attention the almost forty percent “withheld” votes for the Board members at last year’s annual meeting. See “Background to the Solicitation.”

Prior to our starting the process to remove the existing directors and replace them with our slate of responsible, experienced, and stockholder-driven directors, the CEO, the Vice Chairman and others on the Board remained intractable – failing to take corrective action or even, apparently, to take stockholder concerns seriously.

In our view, the time has come for the current Board to hand control over to our Group Nominees. The stockholder response to our request to call a special meeting was overwhelming: we submitted agent designations representing more than 11.6 million shares in calling for this special meeting, which was more than 54% of all of the outstanding shares and over 66% of the outstanding shares not held by members of the current Board and management. Consider this with the 39.1% percent opposition to the current Board last year represented by the “withhold” votes at the 2011 annual meeting of stockholders. We believe it is clear that the current Board has failed to respond to the requests of stockholders. It is regrettable that such significant time, effort and expense is required to get the Company to pay sufficient attention to these matters.

The Concerned InfuSystem Group Slate:

Effective, Qualified Representation for Your Investment

We turn now to the positive contributions expected from our director slate. The full biographies for the Group Nominees are provided in Proposal Three. The Concerned InfuSystem Stockholders urge you to remove the incumbent Board and elect a slate that can effect meaningful change in the boardroom. We have put together our group of nominees to include large stockholders of the Company who have successfully led operating businesses, along with seasoned executives with operational experience (including in the health care industry). Chuck Gillman has significant past experience as a stockholder who works closely with companies in which he, on behalf of Boston Capital, has taken an active interest, and which companies have then experienced significant growth. For example, Mr. Gillman became actively involved in MRV Communications, Inc. in July 2009, and the stock price currently trades at approximately 200% of the level at that time. Dilip Singh was interim CEO of MRV Communications, and during the first year of his tenure, from July 2010 to June 2011, revenue increased by 12% and operating income increased by 320%. Ryan Morris joined the equity committee of HearUSA in June 2011, and the stock trades now at almost 300% of the level when he joined.

We will draw on John Climaco’s significant executive experience with Axial Biotech, Inc., a healthcare services company, to review and improve the Company’s strategy. Further, Joseph Whitters, the Chief Financial Officer of First Health for fifteen years, is affiliated with a health care focused investment firm and serves on the board of directors or as a consultant to many health care businesses. Mr. Whitters’ financial rigor and management skills will be directly beneficial to the financial and operational business of the Company, and he will be able to mentor members of the management team. In addition, we will utilize Alan Bazaar’s investor, board and committee experience, as well as financial statement audit and capital allocation expertise to identify areas of weakness and enhance the value in the Company. Similarly, Robert Pons’ long history of public company board and committee service, coupled with his variety of senior level management experience with early stage ventures, Fortune 500 and turnaround companies will be valuable in driving the initiatives of the Group Nominees and guiding the Company and its management.

The Concerned InfuSystem Stockholders suggest engaging Dr. Kevin Scanlon, who was trained at Yale Medical School in cancer pharmacology, as a senior advisor to assist the Group Nominees with technical advising and guidance on maximizing the utilization of the Company’s technologies. Dr. Scanlon is currently the Chairman of the Pasadena Angels Investment Group, and previously served in senior management of several start-up biotechnology and pharmaceutical companies, where he has been accomplished at converting academic medicine into practical business applications.

The Concerned InfuSystem Group Slate:

A Plan to Increase the Value of Your Investment

We project compensating our director slate at the level of comparable companies, which would not only save the Company considerable dollars but would send a positive message to the stockholders, employees and investment community. Further, we intend to focus director compensation primarily through stock option grants, rather than cash compensation, to greater align Board interests with stockholder interests. Finally, unlike the Company’s egregious past practice, all of our directors will pay their own taxes on their cash and stock-related compensation.

Next, if elected, our Group Nominees will charge Company management to improve performance and will commit to overseeing management and the Company more closely. For example, at least two members of our proposed slate of nominees plan to spend an extended period of time at Company headquarters. This will allow the proposed new Board to work more closely with Company management and employees to better understand the Company’s current operations and business risks and to provide better Board guidance and oversight of the Company. By better understanding the needs of the Company’s customers and employees, the new Board can better provide them the necessary direction to use the tools and resources to maximize the Company’s potential.

Our Group Nominees are dedicated to improved corporate governance for the Company. We intend to restructure the Company’s leadership by creating a non-executive Chairman of the Board, separate from the Company’s Chief Executive Officer. The Chairman sets the agenda for the Board meetings, and will ensure that Company executives bring corporate strategy shifts and other significant decision-making to the Board for full consideration and approval. Our Group Nominees will structure committee assignments consistent with best practices for the audit, compensation, and nominating/governance committees of the Board. Our Group Nominees will also formalize a delegation of authority to management to ensure that management decisions appropriately serve the Company’s needs and the stockholders’ interests. Further, we will improve direct Company accountability to stockholders, as we intend to repeal the Company’s poison pill, reduce the share ownership threshold necessary to request a special meeting of stockholders from a majority of the outstanding shares to 15% of the Company’s stock, amend the Bylaws to permit beneficial stockholders to directly make proposals and director nominations at the annual meeting, and address other anti-stockholder democracy provisions.

If our Group Nominees are elected, we will immediately begin to change the direction of the Company by crafting a stockholder maximization blue print that emphasizes a performance and accountability driven culture. While optimizing control of expenses at the Board and operational level, we will seek to enhance the resources of the Company’s sales team to assist in their efforts to strengthen existing distribution channels and expand into new channels. The new Board will look to foster a supportive environment for the Company’s employees and to understand their concerns, and will work to develop employee talent. We believe in having a culture of integrity, mutual respect, delegation, team work and responsibility. Focused business goals will include scaling the business, organic growth as the Company’s foundation supplemented by incremental growth through acquisition, and a focus on markets, customers, and products.

Finally, we note that, on February 27, 2012, the Company publicly announced that it had hired a financial advisor, Houlihan Lokey, to evaluate its strategic alternatives. We believe the timing of the Company’s engagement suggests a knee-jerk reaction to our actions to call the Special Meeting to replace the Board. In a February 6, 2012 public announcement, the Company claimed that “InfuSystem has the right plan in place to deliver long-term value to stockholders,” and that “The InfuSystem Board and Management Team are Efficiently Executing on the Company’s Strategic Plan.” On February 24, 2012, only three days prior to announcing the retention of an advisor, Mr. McDevitt publicly stated that “InfuSystem strongly believes that the Company has the right Board and management team in place to continue executing on its plan.” The Board’s sudden rush to hire a financial advisor and “evaluate strategic alternatives,” which presumably would include a sale of the Company, in response to our strong support to call a special meeting to remove the Board appears to us to be another imprudent move that reflects the poor judgment of this Board. Except in dire circumstances, which do not appear to apply to the Company, this kind of major change of course should be the result of a careful assessment conducted thoughtfully over time in order to consider available alternatives and the best opportunities. If the Board intends to put in place a major transaction prior to the Special Meeting, we question whether this rushed activity is in the stockholders’ best interest, whether the process and consideration fulfill the Board’s fiduciary obligations and whether this apparent urgency is an effort to avoid replacement motivated by other concerns.

There is a time and place for the retention of such a financial advisor, but that is a decision for a board of directors that speaks for the stockholders, not one that has lost the stockholders’ confidence, as evidenced by the call for this Special Meeting. We agree that the Company’s strategic alternatives need to be explored, including partnerships, joint ventures or mergers or sales, but we believe that a dedicated Board needs to take a critical look at the Company’s business. Those alternatives may prove attractive, but only after a considered analysis by a board of directors with the motivation and incentives to enhance the long-term value of the Company. We believe InfuSystem has very valuable long- term assets with significant opportunity for growth, and we will strive to maximize that value to stockholders through a sale only if an appropriate price can be achieved.

BACKGROUND TO THE SOLICITATION

In late July 2011, a representative of Kleinheinz had a conference call with Mr. McDevitt, the Company’s Chief Executive Officer and Chairman, and Mr. LaVecchia, the Company’s Vice Chairman, regarding the Company, its prospects and fundamentals. During this call, Messrs. McDevitt and LaVecchia noted that only $0.3 million of the Company’s $2 million share repurchase program had been used due to the low trading volume of the Company’s stock, as, according to Messrs. McDevitt and LaVecchia, the Company was limited to purchasing only a percentage of the Company’s daily trading volume. During September 2011, a representative of Kleinheinz and Messrs. McDevitt and LaVecchia exchanged messages related to an inquiry by Kleinheinz regarding whether the Company would be interested in purchasing a block of 200,000 shares of Kleinheinz’s common stock pursuant to the Company’s share repurchase program. In late September 2011, Mr. McDevitt informed a representative of Kleinheinz that the Company declined the offer.

On December 6, 2011, Meson, Kleinheinz and Boston collectively filed with the Securities and Exchange Commission (“SEC”) a Schedule 13D reporting 2,423,683 shares, or 11.4%, of the Company’s common stock that could be deemed to be beneficially owned by Meson, Kleinheinz and Boston in the aggregate. On that same day, Pat LaVecchia, Vice Chairman of the Board, contacted certain members of the Concerned InfuSystem Stockholders to schedule a meeting in person on December 13, 2011 to discuss the Company.

On December 13, 2011, certain members of the Concerned InfuSystem Stockholders met in person in Fort Worth, Texas with members of the Company’s management, including Mr. McDevitt, the Company’s Chief Executive Officer and Chairman of the Board, and Mr. LaVecchia. The purpose of the meeting was for us to express our dissatisfaction with the Company’s performance and to request the appointment of three directors selected by us to provide the stockholders representation on the Board to facilitate the generation of stockholder value. The Company indicated that it would discuss our suggestions at a scheduled Board meeting.

On December 19, 2011, certain members of the Concerned InfuSystem Stockholders participated in a conference call with Mr. LaVecchia. During this call, Mr. LaVecchia relayed the Board’s support for the Company’s current management and current strategy and declined the Group’s requests for stockholder board representation.

On January 18, 2012, the Concerned InfuSystem Stockholders filed a preliminary proxy statement relating to a solicitation of consents (the “Consent Solicitation”) from the Company’s stockholders to call a special meeting for the purposes described in this Proxy Statement. On January 20, 2012, Meson, Kleinheinz and Boston collectively filed an amended Schedule 13D reporting the same 2,423,683 shares, or 11.4%, of the Company’s common stock deemed to be beneficially owned by the Group as reported in the Schedule 13D filed on December 6, 2011, and updating the disclosure to reflect the filing of such preliminary proxy statement for the Consent Solicitation.

On January 31, 2012, the Concerned InfuSystem Stockholders filed a definitive proxy statement for the Consent Solicitation seeking agent designations from Company stockholders to call a special meeting for the purposes described in this Proxy Statement. On February 1, 2012, Meson, Kleinheinz and Boston collectively filed an amended Schedule 13D reporting no change in the number of shares or percentage of the Company’s outstanding stock from its prior Schedule 13D filing, but updating the disclosure to reflect the filing of the definitive proxy statement for the Consent Solicitation. On or about February 2, 2012, the Concerned InfuSystem Stockholders mailed the Consent Solicitation and a cover letter to stockholders regarding the Special Meeting.

On February 24, 2012, certain members of the Concerned InfuSystem Stockholders participated in a meeting in Fort Worth, Texas with Mr. McDevitt and, by telephone, Mr. LaVecchia. At this meeting, the parties discussed the Consent Solicitation and voting status, as well as the Concerned InfuSystem Stockholders’ dissatisfaction with the Board.

On February 27, 2012, Meson, as the agent and proxy named in the Consent Solicitation, delivered a written request to the Company requesting that the Company call the Special Meeting (the “Special Meeting Request”), supported by and including copies of agent designations from holders of 50.19% of the Company’s outstanding common stock. Also on February 27, 2012, pursuant to the Bylaws, Mr. Morris individually submitted nominations of seven persons for election to the Board at the Company’s 2012 annual meeting of stockholders (the “Stockholder Nominations”). These seven nominees are the Group Nominees. The Concerned InfuSystem Stockholders issued a press release related to the delivery of the Special Meeting request and 2012 annual meeting Stockholder Nominations on February 27, 2012. Further, on February 28, 2012, Meson, Kleinheinz and Boston collectively filed an amended Schedule 13D reporting no change in the number of shares or percentage of the Company’s outstanding stock from its prior Schedule 13D filing, but updating the disclosure to reflect the submission of Meson’s request for the Special Meeting on behalf of a majority of the Company’s stockholders and Mr. Morris’s Stockholder Nominations.

On February 28, 2012, certain members of the Concerned InfuSystem Stockholders participated in a meeting conference call with Mr. McDevitt and Mr. LaVecchia. On this conference call, the parties discussed the status of the Consent Solicitation and the delivery of a request for the Special Meeting and the Stockholder Nominations.

On March 1, 2012, the Concerned InfuSystem Stockholders issued a press release announcing that ISS recommended that InfuSystem stockholders vote FOR the Concerned InfuSystem Stockholders’ proposal to call the Special Meeting for the purpose of amending the Bylaws, removing the existing Board members and electing the Group Nominees.

On March 5, 2012, the Company announced that the Special Meeting Request was determined to be valid, based upon an independent inspector of elections report, and that the Special Meeting would be held on or before May 12, 2012.

On March 8, 2012, a representative of the Concerned InfuSystem Stockholders talked by telephone with Board member Wayne Yetter, where they discussed the leadership of the Company and the Company’s announced retention of Houlihan Lokey to assist in evaluating the Company’s strategic goals.

On March [    ], 2012, Meson, Kleinheinz and Boston collectively filed an amended Schedule 13D reporting no change in the number of shares or percentage of the Company’s outstanding stock from its prior Schedule 13D filing, but reflected the filing of this preliminary proxy statement.

VOTING PROCEDURES

Any owner of record of InfuSystem common stock as of the close of business on the Record Date is entitled to one vote per share of common stock owned. There were [        ] shares of common stock outstanding on the Record Date. Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Special Meeting. Stockholders who sell shares of Company stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares. Stockholders of record on the Record Date will retain their voting rights in connection with the Special Meeting even if they sell such shares after the Record Date. The Concerned InfuSystem Group is not aware of any other outstanding class of InfuSystem securities entitled to vote at the Special Meeting.

Shares represented by properly executed GOLD proxy cards will be voted at the Special Meeting as marked and, in the absence of specific instructions, will be voted FOR the proposal to amend the Bylaws to permit stockholders to fill vacancies on the Board, FOR the proposal to remove each of the existing directors serving on the Board, FOR the election of each of the Group Nominees to the Board, FOR the repeal of any Bylaw amendment since the last public filing of the Bylaws on January 29, 2012 and in the discretion of the persons named as proxies to recess or adjourn the Special Meeting, or to vote on all other matters as may properly come before the Special Meeting.

We are asking you to vote to, and all participants in this solicitation intend to vote all of their shares to, amend the Bylaws to permit stockholders to fill vacancies on the Board, to remove all seven members of the Board, Sean McDevitt, David Dreyer, Timothy Kopra, Pat LaVecchia, Jean-Pierre Millon, John Voris and Wayne Yetter, and replace them with the Group Nominees, and to repeal any Bylaw amendment since the last public filing of the Company’s Bylaws.

QUORUM AND REQUIRED VOTE

In order to conduct business at the Special Meeting, at least fifty percent (50%) of the Company’s shares outstanding on the Record Date must be represented, in person or by proxy at the Special Meeting. The following describes the Proposals and the stockholder vote necessary to approve each Proposal:

•

Proposals One: Amendment of Bylaws at Article II, Section 2.4. The Concerned InfuSystem Stockholders propose an amendment to Article II, Section 2.4 of the Bylaws to permit the Company’s stockholders to fill any vacancies, however caused, on the Board. Presently, only the Board members can fill a Board vacancy or newly created directorship created by the increase in the size of the Board, except in a special circumstance.

Because the Concerned InfuSystem Stockholders seek to remove all of the Company’s Board members and replace the removed directors with our Nominees, it is important for the stockholders to have the ability under the Bylaws to fill these vacancies.

The amendment of this bylaw requires the affirmative vote of the holders of a majority of the Company’s outstanding shares of common stock, voting together as a single class.

•

Proposal Two: Removal of Directors. The Concerned InfuSystem Group propose the removal, without cause, of each of the Company’s current directors, as well as any other person who may be appointed a director without stockholder approval subsequent to January 18, 2012 and prior to the effectiveness of the Proposals. The Company’s current directors are Sean McDevitt, David Dreyer, Timothy Kopra, Pat LaVecchia, Jean-Pierre Millon, John Voris and Wayne Yetter.

Pursuant to Article II, Section 2.3 of the Company’s Bylaws, the removal of directors requires the affirmative vote of the holders of a majority of the Company’s outstanding shares of common stock, voting together as a single class.

•

Proposal Three: Election of Directors. The Concerned InfuSystem Stockholders propose seven nominees to be elected directors of the Company to serve until the 2013 annual meeting of stockholders and until their successors shall have been duly elected and qualified. The following individuals have been nominated for election: Alan Bazaar, John Climaco, Charles Gillman, Ryan Morris, Robert Pons, Dilip Singh and Joseph Whitters.

Assuming there is a quorum at the Special Meeting, directors will be elected by a plurality of the votes cast by the stockholders of the Company entitled to vote at the Special Meeting. Stockholders have no cumulative voting rights with respect to directors.

A vote to “withhold’ for all nominees will be considered as a vote “cast” at the Special Meeting.

•

Proposal Four: Repeal of Any Company Amendments Prior to the Effectiveness of the Proposals Election of Directors. Proposal Four seeks to repeal any amendment to the Bylaws adopted without stockholder approval subsequent to the last public filing on January 22, 2009 of the Bylaws and prior to the effectiveness of the Proposals. This Proposal is designed to prevent the Board from taking actions to amend the Bylaws to attempt to nullify or delay the actions taken by, or proposed to be taken by, the stockholders pursuant to the Proposals or to create new obstacles to the implementation of changes in the Company’s Board. The Bylaws filed with the SEC on January 22, 2009 as Exhibit 3.2 to the Company’s Current Report on Form 8-K are the most recent publicly-available version of the Bylaws. Accordingly, Proposal One would only amend Article II, Section 2.4 and would not repeal any other provision of the January 22, 2009 version of the Bylaws. If, however, the Board has adopted since January 22, 2009, or adopts prior to the effectiveness of the Proposals, any amendment to the Bylaws, Proposal Four would repeal such amendment so as to prevent the Board from creating new obstacles to and removing any existing undisclosed obstacles to the adoption of the Proposals.

The repeal of bylaws requires the affirmative vote of the holders of a majority of the Company’s outstanding shares of common stock, voting together as a single class.

•

Proposal Five: Recess or Adjourn the Special Meeting, If Necessary, For Any Reason, or Oppose Any Recess or Adjournment of the Special Meeting. Proposal Five would permit the Concerned InfuSystem Group to call for the recess or adjournment of the Special Meeting for any reason if they deem it necessary. Further, Proposal Five would permit the Concerned InfuSystem Group to oppose any attempt by the Company to recess or adjourn the Special Meeting in order to prevent the Company from preventing, delaying or otherwise thwarting the stockholder action at the Special Meeting.

This proposal requires the affirmative vote of the holders of a majority of the Company’s shares of common stock present at the Special Meeting.

ABSTENTIONS AND BROKER NON-VOTES

The inspector of elections appointed by the Board for the Special Meeting will calculate affirmative votes, negative votes, abstentions and broker non-votes. Under Delaware law, shares represented by proxies that reflect abstentions, but not broker non-votes, will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

A “broker non-vote” results on a matter when a broker or other “street” or nominee record holder returns a duly executed proxy but does not vote on such matter solely because the record holder does not have discretionary authority to vote on such matter and has not received voting instructions from the beneficial holder. Such record holders have discretionary authority to vote on routine matters, regardless of whether they have received voting instructions. We intend to solicit proxies from all of the Company’s stockholders. Abstentions and broker non-votes (if any) on Proposals One, Two and Four have the same effect as a vote “against” these Proposals. Broker non-votes (if any) on Proposal Three will have no effect, and abstentions and broker non-votes (if any) will have no effect on Proposal Five.

Shares held in “street” name and held of record by banks, brokers or nominees may not be voted by such banks, brokers or nominees unless the beneficial owners of such shares provide them with instructions on how to vote.

REVOCATION OF PROXIES

Company stockholders may revoke their proxies at any time prior to exercise by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to the Concerned InfuSystem Group in care of Innisfree M&A Incorporated at 501 Madison Avenue, 20th Floor, New York, NY 10022 or to the Company at 31700 Research Park Drive, Madison Heights, Michigan 48071, or any other address provided by the Company. Although a revocation is effective if delivered to the Company, the Concerned InfuSystem Group requests that either the original or photostatic copies of all revocations be mailed to the Concerned InfuSystem Group in care of Innisfree M&A Incorporated at the address set forth on the back cover of this Proxy Statement so that the Concerned InfuSystem Group will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date and the number of outstanding shares represented thereby. Additionally, Innisfree M&A Incorporated may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Group Nominees.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON [                ], 2012

This Proxy Statement and any additional soliciting materials relating to the Special Meeting issued by the Concerned InfuSystem Group are available at www.innisfreema.com/infu and will remain available through the conclusion of the Special Meeting.

SOLICITATION OF PROXIES; EXPENSES

The Concerned InfuSystem Stockholders will bear the entire expense of preparing and mailing this Proxy Statement and any other soliciting material and the total expenditures relating to the solicitation of requests to call the Special Meeting, including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors and accountants, public relations, transportation and litigation. We may solicit proxies by telephone, email, and personal solicitation, in addition to the mail. We will reimburse the reasonable out-of-pocket expenses of banks, brokerage houses, and other custodians, nominees, and fiduciaries in connection with the forwarding of proxy material to the beneficial owners of Company common stock that such institutions hold.

Innisfree, a proxy solicitation firm, was retained to assist in the solicitation of agent designations in connection with the request to call the Special Meeting and the proxy solicitation in connection with the Special Meeting at a fee not to exceed [$60,000], plus reimbursement of reasonable out-of-pocket expenses. Innisfree will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. That firm will utilize approximately 30 persons in its solicitation efforts.

We estimate that our total expenditures relating to the solicitation of requests to call the Special Meeting and the solicitation of proxies for approval of the Proposals at the Special Meeting will be approximately $400,000. The increase from our prior estimate of $250,000 is due to the fact that although the Company announced on March 5, 2012 that it would set a special meeting date for no later than May 12, 2012, the Company has still not announced a date for the special meeting, nor has the Company announced any definitive plans to combine the annual and special meeting, so we have no choice but to continue the process of soliciting proxies for the special meeting. Our total expenditures to date relating to these solicitations have been approximately $250,000.

If we are successful in our solicitation of proxies approving the Proposals at the Special Meeting, we will seek reimbursement from the Company for all actual expenses we have incurred since the formation of the Concerned InfuSystem Stockholders group in December 2011, and will incur, in connection with this solicitation, including the cost of preparing, disseminating, and the public filing of this document, stock ownership filings and related public filings, and the solicitation of proxies approving the Proposals in connection with the Special Meeting. Following the Special Meeting, the Concerned InfuSystem Stockholders will request that the Board approve a reimbursement of such expenses. We do not currently intend to submit such matter to a vote of the Company’s stockholders.

PROPOSAL ONE

BYLAW AMENDMENT TO PERMIT STOCKHOLDERS TO FILL DIRECTOR VACANCIES

Proposal One asks stockholders to amend the Company’s Bylaws to permit stockholders to fill Board vacancies, however created. The Company’s current Bylaws provide at Article II, Section 2.4 that vacancies and newly created director positions occurring on the Board may be filled only by a majority of the then-current directors or a sole remaining director. However, if the number of then-current directors constitutes less than a majority of the then-current Board size (prior to an increase to reflect the newly created director positions), the Bylaws also presently permit stockholders holding at least 10% of the Company’s stock then-entitled to vote for such directors to request that the Delaware Court of Chancery order an election to fill the vacancies or newly created director positions, or to replace the directors chosen by the directors then in office.

As a result, although the Bylaws currently entrust stockholders holding a majority of the Company’s shares with the power to remove any director or the entire Board with or without cause, the Bylaws do not allow those same stockholders to replace the removed directors or to fill newly created Board vacancies. The Concerned InfuSystem Stockholders believe that such an arrangement serves to limit the ability of stockholders to elect directors who represent their interests, especially in the wake of stockholder action to remove a director or directors. The Concerned InfuSystem Stockholders believe that, in addition to the remaining directors, it is important for the Company’s stockholders to have the right to fill vacancies, no matter how created, or newly created director positions.

Because the Concerned InfuSystem Stockholders seek to remove all of the Company’s Board members and replace the removed directors with the Group Nominees, it is important for the stockholders to have the ability under the Bylaws to fill these vacancies and prevent any action by the current Board that might interfere with the effectiveness of the Proposals in this Proxy Statement. Section 109(a) of the Delaware General Corporation Law and Article VI, Section 6.8 of the Company’s Bylaws permit the Company’s stockholders to amend the Bylaws.

The proposed text of Article II, Section 2.4 following the amendment under this Proposal One is as follows:

2.4 Vacancies. Subject to any contrary provision in the Certificate of Incorporation or these Bylaws, vacancies and newly created directorships resulting from any increase in the total number of authorized directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any vacancies or newly created directorships not filled by the directors may be filled at any time by the stockholders owning a majority of the shares then entitled to vote at an election of directors, acting either by written consent orat an annual meeting or at a special meeting called for such purpose. Any director so elected by the directors or the stockholders to fill any such vacancy or newly created directorship shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any vacancy created by the removal of a director may be filled only by approval of the stockholders owning a majority of the shares then entitled to vote at an election of directors, acting either by written consent or at an annual meeting or at a special meeting called for such purpose.

THE CONCERNED INFUSYSTEM GROUP URGES YOU TO VOTE FOR THE AMENDMENT TO THE BYLAWS REGARDING VACANCIES.

PROPOSAL TWO

REMOVAL OF THE EXISTING BOARD

Proposal Two provides for the removal without cause of the Company’s entire Board, Sean McDevitt, David Dreyer, Timothy Kopra, Pat LaVecchia, Jean-Pierre Millon, John Voris and Wayne Yetter. This Proposal also contemplates the removal of any other person or persons (other than the persons elected at the Special Meeting) elected or appointed without stockholder approval to the Board prior to the effective date of the Proposals to fill any newly-created directorship or vacancy on the Board. This is intended to address the possibility that the Company or current directors might try to add directors who are aligned with them.

The Bylaws, along with Section 141(k) of the Delaware General Corporation Law (the “DGCL”), provide that any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of the Company’s directors, unless otherwise provided in the Company’s Certificate of Incorporation. For the reasons discussed under “Reasons for the Solicitation,” the Concerned InfuSystem Stockholders believe that it is imperative for the direction of the Company and the preservation of stockholder value to remove each of the Company’s current Board members.

For more information on the potential impact on the Company in the event that the Company’s current directors are removed under this Proposal Two, please refer to “Certain Effects of This Solicitation” in this Proxy Statement. The effectiveness of Proposal Two is subject to, and conditioned upon, the effectiveness of Proposal One.

THE CONCERNED INFUSYSTEM GROUP URGES YOU TO VOTE FOR THE REMOVAL OF ALL OF THE COMPANY’S DIRECTORS.

PROPOSAL THREE

ELECTION OF THE CONCERNED INFUSYSTEM GROUP NOMINEES

Proposal Three provides for the election of the seven Group Nominees to serve as directors of the Company until the 2013 annual meeting of stockholders and until their successors are duly elected and qualified. If Proposal One and Proposal Two are approved, there will be up to seven vacancies on the Board which may be filled by the vote of a plurality of the Company’s shares represented and voted at the Special Meeting. For the reasons in this Proxy Statement, the Concerned InfuSystem Stockholders have nominated seven highly qualified individuals to fill these vacancies on the Board.

As discussed in “Reasons for the Solicitation” of this Proxy Statement, we believe the Group Nominees, who have no current affiliation with the Board and management, will increase the quality of oversight by the Board, maximize or otherwise enhance stockholder value and more effectively exercise their fiduciary duties to stockholders than the current Board. Your vote to elect the Group Nominees will have the legal effect of filling the vacancies created by the removal of the seven incumbent directors, Sean McDevitt, David Dreyer, Timothy Kopra, Pat LaVecchia, Jean-Pierre Millon, John Voris and Wayne Yetter, and any other appointments or elections to the Board without stockholder approval in advance of the Special Meeting, with the Group Nominees. In the event fewer than seven members of the current Board are removed by stockholders in Proposal Two, such that there are fewer than seven vacancies resulting on the Board, then the Group Nominees shall be elected in order based upon the highest number of votes received from stockholders.

It is the intention of the Concerned InfuSystem Stockholders to fill all vacancies created by the approval of Proposal Two with one or more of the Group Nominees, as outlined above, and not to leave any vacancies on the Board.

We do not expect that any Group Nominee will be unable to stand for election. However, in the event that any Group Nominee is unable to serve, or for good cause will not serve, the shares represented by the enclosed GOLD proxy card will be voted for substitute nominees named by the Concerned InfuSystem Stockholders, to the extent not prohibited under the Company’s Certificate of Incorporation, Bylaws or applicable law. Further, the Concerned InfuSystem Stockholders reserve the right to challenge any Company action that has, or if consummated would have, the effect of disqualifying any Group Nominee. In case of any disqualification, shares represented by the enclosed GOLD proxy card will be voted for a substitute nominee, to the extent not prohibited under the Certificate of Incorporation, Bylaws or applicable law.

For more information on the potential impact on the Company in the event that the Company’s current directors are elected under this Proposal Three, please refer to “Certain Effects of This Solicitation” in this Proxy Statement. The effectiveness of Proposal Three is subject to, and conditioned upon, the effectiveness of Proposals One and Two.

Information Regarding The Nominees

Set forth below are the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the proposed Group

Nominees. We reserve the right to nominate substitute persons for any of the nominees named herein. This information has been furnished to the Concerned InfuSystem Group by the Group Nominees. Other than Mr. Morris, who is a citizen of Canada, the Group Nominees are citizens of the United States of America.

Alan Bazaar, age 41, is a Managing Director and Partner of Hollow Brook Associates, LLC, where he is responsible for investment research, portfolio management, business development and compliance. Prior to joining Hollow Brook in January 2010, Mr. Bazaar was a Managing Director and Portfolio Manager at Richard L. Scott Investments, LLC (“RLSI”). Mr. Bazaar was with RLSI for over ten years where he co-managed the public equity portfolio and was responsible for all aspects of the investment decision-making process including all elements of due diligence. Mr. Bazaar was formerly a director of Airco Industries, Inc., a privately held manufacturer of aerospace products, from 2006 to 2010, when it was sold. He was also a director of Media Sciences Inc, a formerly NASDAQ-listed manufacturer of printer ink supplies, from June 2004 to April 2008, where he served on the Nominating and Corporate Governance, Compensation and Audit Committees. From 1995 to July 1999, he was with Arthur Andersen LLP. serving both the Assurance and Financial Buyer’s Practices unit and in his last position serving as a Supervisory Senior Consultant in the Business Fraud and Investigation Services unit. Mr. Bazaar received an undergraduate degree in History from Bucknell University and a Masters of Business Administration from New York University, Stern School of Business. He is also a Certified Public Accountant.

Mr. Bazaar is a proposed Group Nominee in light of Mr. Bazaar’s significant experience as an investor, board member and committee member, and considerable expertise in financial statement audits and capital allocation. We believe that such experience and expertise will be very valuable to the Company’s new Board of Directors.

John Climaco, age 43, is the President and Chief Executive Officer, as well as member of the board of directors, of Axial Biotech, Inc., a venture-backed molecular diagnostics company specializing in spine disorders, which he co-founded in 2003. Under Mr. Climaco’s leadership, and through partnerships he created with companies including Medtronic, Johnson & Johnson and Smith & Nephew, Axial successfully developed and commercialized ScoliScore, the first molecular prognostic test in the orthopaedic industry. Among other accolades, Orthopaedics This Week recognized ScoliScore as the Best New Diagnostics Technology for Spine Care 2010. Mr. Climaco has been involved with start-up ventures in various capacities for the last twelve years. Prior to founding Axial Biotech, Mr. Climaco served as a Producer in 1998 and Director of Programming from 1999 to 2000 for Quokka Sports, a venture-backed online media company that went public in 1999. While with Quokka, Mr. Climaco created partnerships with Intel, Microsoft WebTV, NBC Sports, and National Geographic. An attorney by training, Mr. Climaco practiced with Fabian & Clendenin in Corporate and Tax Law in Salt Lake City from 2001 to 2007. Over his career, he has handled a wide range of transactions, including IPOs, venture, private equity, and debt financings, mergers and acquisitions and intellectual property licensing transactions. Mr. Climaco holds a Bachelor of Arts in Philosophy, cum laude, from Middlebury College and a Juris Doctorate from the University of California, Hastings College of Law.

Mr. Climaco has significant executive experience with a healthcare services company, including in raising capital, engineering strategic alliances and building executive teams, a distinctive record of business successes, and considerable experience managing complex business operations and legal strategies. As a result, we have named Mr. Climaco as a Group Nominee.

Charles Gillman, age 41, has provided portfolio management services for Nadel and Gussman, LLC, a management company that employs personnel for business entities related to family members of Herbert Gussman, in Tulsa, Oklahoma since March 2001. In June 2002, Mr. Gillman founded Value Fund Advisors, LLC (“VFA”) so that VFA could serve as the investment advisor of various family related assets. VFA discontinued its role as investment advisor in December 2008. Prior to joining Nadel and Gussman, LLC, Mr. Gillman held a number of positions in the investment industry. From September 1992 to June 1994, Mr. Gillman was a strategic management consultant in the New York office of McKinsey & Company, a management consulting firm. While at McKinsey, Mr. Gillman worked to develop strategic plans for business units of companies located both inside the United States and abroad. Currently, Mr. Gillman serves on the boards of directors of MRV Communications, Inc., a communications equipment and services company traded on the OTCQB, which he joined in November 2009 and where he is a member of the Compensation Committee and previously served on the Audit Committee; Littlefield Corporation a charitable gaming company quoted on the OTCQB, which he joined in May 2008 and where he is a member of the Compensation and Nominating Committees and previously served on the Audit Committee; and CompuMed, Inc., a private medication management company, which he joined in February 2008. Mr. Gillman received a Bachelor of Science, summa cum laude, from the Wharton School of the University of Pennsylvania and serves on the board of the Penn Club of New York.

Mr. Gillman’s expertise is in the creation of stockholder value at companies in transition, and he has extensive experience in the analysis of companies going through changes in their capital allocation strategy. In light of this, his service on multiple boards of publicly traded companies, and his strategic planning expertise, we have named Mr. Gillman as a Group Nominee.

Ryan Morris, age 27, is the Managing Partner of Meson Capital Partners, a New York-based investment partnership, which he founded in February 2009. Since June 2011, Mr. Morris has served as a member of the equity committee responsible for selling the assets of, and maximizing value to the stockholders of, HearUSA, Inc., an NYSE Amex-listed company in Chapter 11 bankruptcy. Prior to founding Meson LP, in 2008 he co-founded VideoNote LLC, a small and profitable educational software company with customers including Cornell University and The World Bank, and he continues to serve as its Chief Executive Officer. Mr. Morris has a Bachelors of Science and Masters of Engineering degree in Operations Research & Information Engineering from Cornell University, and he has completed the Chartered Financial Analyst Program.

Mr. Morris has extensive investment experience as both a founder of an operating company, as well as an investment partnership. We have selected Mr. Morris as a Group Nominee in light of his experience and expertise and his dedication to the improvement of the Company’s Board.

Robert Pons, age 55, has served as the Chairman of the board of directors of Livewire Mobile, Inc., a wireless technology company since November 2009, which board he joined in December 2008. From January 2008 to February 2011, he served as Senior Vice President of Capital Markets for Management Network Group Inc. (also known as TMNG Inc.). Mr. Pons served as President and Chief Executive Officer of Uphonia, Inc. (also known as Smartserv Online Inc.), an OTC-quoted wireless applications server, from January 2004 to April 2007 and its Interim Chief Executive Officer from August 2003 to January 2004. He was a co-founder and served as President and Chief Operating Officer of FreedomPay, Inc. from March 1999 to April 2002. Mr. Pons was the Founder of LifeSafety Solutions, Inc. and served as its President and Chief Executive Officer from January 1994 to March 1999. Prior to founding LifeSafety Solutions, Mr. Pons held Senior Executive positions in the landline and wireless telecom industry with MCI, Inc. from 1980 to 1986 and Sprint Inc. He served as Senior Vice President of Business Development for Geotek. In 1986, he was recruited by Sprint to manage its Northeast Sales division with over $750 million in revenue. He also served as a Special Advisor to the President of MCI during MCI’s highest growth years.

In addition to serving as Chairman of LiveWire Mobile, Mr. Pons currently serves on numerous other boards of directors. He joined the board of Primus Telecommunications Group Inc., an NYSE-listed advanced telecommunications service provider, in September 2011 and currently serves on its Nominating and Governance Committee. He joined the board of Proxim Wireless Corporation, an OTCQX-quoted provider of wireless network technologies for wireless internet, video surveillance and backhaul applications, in May 2011 and currently serves on its Audit Committee. He joined the board of Network-1 Security Solutions, Inc., an OTCQB-quoted company engaged in the acquisition, development, licensing and protection of its various telecommunications and data networking intellectual property and proprietary technologies, in December 2003, where he currently serves on the Compensation Committee. He serves as a Director and member of the Nominating and Governance Committee of MRV Communications, Inc., which he joined in November 2011. He served as a Director of Arbinet Corporation (formerly Arbinet-thexchange Inc.) from April 2009 to February 2011. Mr. Pons holds a Bachelor of Arts, with honors, from Rowan University.

Mr. Pons has over 30 years of senior level management experience including early stage ventures, Fortune 500 and turnaround companies and developing new distribution strategies. Further, he has a wealth of public company board and committee service experience. As a result, we have named Mr. Pons a Group Nominee.

Dilip Singh, age 63, most recently served as the Chief Executive Officer and a Director of MRV Communications, Inc. from July 2010 to December 2011. Prior to joining MRV, Mr. Singh was Chief Executive Officer of Telia-Sonera Spice Nepal, a large Asian mobile operator, from December 2008 to May 2009, where he was responsible for turning a new acquisition to sustained growth and profitability. From 2004 to 2008, Mr. Singh was President and Chief Executive Officer of Telenity, Inc., a convergence applications, service delivery platform and value added services telecom software company. Mr. Singh was President of NewNet, a telecom infrastructure software startup, which was acquired by ADC Telecommunications Inc., from 1994 to 1998. He remained an executive consultant to ADC through 2000, and returned in 2003 to 2004 as the president of ADC’s software systems division. In the interim 2001 to 2003 period, he was Executive Chairman of IntelliNet and Entrepreneur in Residence with MC

Venture Partners, and in such capacity acted as an executive consultant and board advisor to several companies. From 1988 to 1994, Mr. Singh was an executive director at Sprint Corporation, where he directed strategic planning and development of intelligent network services, network management and call center applications for consumer and business customers, and supported marketing and sales with an annual revenue impact of over $2 billion. Prior to Sprint, he co-founded United Database Corporation, a start-up that led the introduction of yellow pages in three major metropolitan cities in India and had $12 million in revenue during its first 18 months. Mr. Singh began his career as an executive telecommunication consultant with Alcatel-Lucent switching systems divisions in the United States, England, Germany and Italy for over 10 years. Mr. Singh earned a Masters degree in Electronics and Communications Electrical Engineering from the Indian Institute of Technology and a Masters of Science in Physics from the University of Jodhpur.

He has almost 40 years of operational executive management and board experience with global Fortune 500 telecom carriers, entrepreneurial start-ups and early stage telecom software companies, network equipment providers and a venture capital firm. Mr. Singh has been named as a Group Nominee because of his vast executive experience in a variety of roles and in companies of all sizes.

Joseph Whitters, age 53, has been an Advisor to Frazier Health Care, a venture capital firm since 2005. From 1986 to January 2005, Mr. Whitters was employed in various capacities with First Health Group Corp., a nearly $2 billion market capitalization managed healthcare company serving the group health, workers compensation, and state agency markets, including as Chief Financial Officer and Executive Vice President. Prior to joining First Health in 1986, he served as Controller for the largest subsidiary of United HealthCare Corp. He currently serves as a Director of Omnicell, Inc., NASDAQ-listed medication automation and analytics company, which he joined in May 2003, and where he currently serves as the chairman of the Audit Committee. Previously, he served on the boards of directors and the audit committees of various public companies including Mentor, Solexa and Luminent Mortgage. Mr. Whitters has also been an advisor or board member with several private companies. Mr. Whitters began his career in public accounting with Peat Marwick and has a Bachelors of Arts in accounting degree from Luther College in Iowa. Mr. Whitters is a certified public accountant.

With his almost 20 years of experience in senior financial management positions with healthcare corporations, and the financial expertise and leadership abilities developed during his service in a senior finance role at a large, national health benefits company, we believe Mr. Whitters will bring important financial and accounting skills to the Company’s Board. Accordingly, we have named Mr. Whitters as a Group Nominee.

We believe that each of the Group Nominees qualifies as independent under the NYSE Amex Company Guide, and we have no knowledge of any facts that would prevent a determination that each of the Nominees is independent. Messrs. Gillman and Pons both serve on the board of directors of MRV Communications, Inc., where Mr. Singh was Chief Executive Officer until December 2011.

The business address for each of the Group Nominees, excluding Mr. Gillman, whose address is provided in “Certain Information Regarding the Participants”, is c/o Meson Capital Partners, 531 E. State Street, Ithaca NY, 14850.

None of the Group Nominees has carried on an occupation or employment, during the past five years, with the Company or any corporation or organization which is or was a parent, subsidiary or other affiliate of the Company, and none of the Group Nominees has ever served on the Company’s Board. No family relationships exist between any Group Nominee and any director or executive officer of the Company.

Excluding Messrs. Morris and Gillman, none of the Group Nominees nor any of their respective associates owns beneficially, directly or indirectly, or of record but not beneficially, any securities of the Company or any parent or subsidiary of the Company, nor have purchased or sold any securities of the Company within the last two years.

There are no material proceedings to which any Group Nominee or any of his associates is a party adverse to the Company or any of its subsidiaries, nor does any Group Nominee have a material interest adverse to the Company or any of its subsidiaries.

None of the Group Nominees has been involved in any legal proceedings in the preceding ten years which are described in Item 401(f) of Regulation S-K promulgated under the Securities Act of 1933 (“Regulation S-K”) and which must be disclosed as material for purposes of an evaluation of the integrity or ability of any person nominated to become a director under the federal securities laws.

None of the Group Nominees nor any of their associates has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of the Company, or is subject to any arrangement described in Item 402 of Regulation S-K.

The Group Nominees have not received any compensation from the Concerned InfuSystem Stockholders for serving as nominees, and they will not receive any compensation from us for their services as directors of the Company if elected. Each of the Group Nominees, if elected, will be entitled to receive from the Company compensation paid by the Company to its non-employee directors. The compensation currently paid by the Company to its non-employee directors is described in the Company’s 2011 Proxy Statement. The Concerned InfuSystem Stockholders have signed or intend to sign a letter agreement pursuant to which we agree to indemnify certain of the Group Nominees against claims arising from the solicitation of proxies from the Company’s stockholders in connection with this solicitation, any solicitation in connection with the Special Meeting and any related transactions. Other than as stated in this Solicitation Statement, there are no arrangements or understandings between members of the Concerned InfuSystem Stockholders and any of the Group Nominees or any other person or persons pursuant to which the nomination of the Group Nominees described herein is to be made. Each of the Group Nominees has consented to serve as a nominee, to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Special Meeting.

THE CONCERNED INFUSYSTEM GROUP URGES YOU TO VOTE FOR THE ELECTION OF EACH OF THE GROUP NOMINEES.

PROPOSAL FOUR

REPEAL OF ADDITIONAL BYLAWS OR BYLAW AMENDMENTS

Proposal Four asks stockholders to repeal each provision of the Company’s Bylaws or amendments of the Bylaws that has been adopted after January 22, 2009 (the last public filing) and before the Special Meeting. This Proposal is designed to prevent the current directors of the Company from taking actions to amend the Bylaws to attempt to nullify, delay or otherwise thwart the actions proposed to be taken by the stockholders under these Proposals at the Special Meeting. Based on publicly available information, the most recent version of the Bylaws was adopted on January 22, 2009, and no amendments after that date have been publicly disclosed.

If the Board has not effected any additional changes to the January 22, 2009 version of the Bylaws, this Proposal Four will have no further effect. However, if the incumbent Board has made additional changes since that time, this Proposal Four, if adopted, will restore the Bylaws to the January 22, 2009 version that was publicly filed with the SEC, without considering the nature of any changes the incumbent Board may have adopted since that time. As a result, this Proposal Four could have the effect of repealing Bylaw amendments which one or more stockholders of the Company may consider to be beneficial to them or to the Company. However, this Proposal Four will not preclude the Board from reconsidering any repealed Bylaw changes following the Special Meeting.

THE CONCERNED INFUSYSTEM GROUP URGES YOU TO VOTE FOR THE REPEAL OF ADDITIONAL BYLAWS or BYLAW AMENDMENTS DESCRIBED ABOVE.

PROPOSAL FIVE

ACTION ON RECESSES AND ADJOURNMENTS

Proposal Five asks stockholders to permit the Concerned InfuSystem Group to call for the recess or adjournment of the Special Meeting for any reason if they deem it necessary. The Concerned InfuSystem Group is not presently aware of a need to recess or adjourn the Special Meeting. Further, Proposal Five would permit the Concerned InfuSystem Group to oppose any attempt by the Company to recess or adjourn the Special Meeting in order to prevent the Company from preventing, delaying or otherwise thwarting the stockholder action at the Special Meeting.

THE CONCERNED INFUSYSTEM GROUP URGES YOU TO VOTE FOR PERMITTING THE CONCERNED INFUSYSTEM GROUP TO RECESS OR ADJOURN THE SPECIAL MEETING AND VOTE TO OPPOSE ANY ADJOURNMENT OR POSTPONEMENT OF THE COMPANY BY COMPANY.

ADDITIONAL INFORMATION REGARDING THE PARTICIPANTS

The Group Nominees and the members of the Concerned InfuSystem Stockholders are participants in this solicitation. Proposal Three of this Proxy Statement contains more information on the Group Nominees.

Meson Capital

Founded in 2009, Meson Capital Partners focuses on deep value, activist investment opportunities. The principal business of Meson LLC and Meson LP is investing in securities. Meson LLC is the general partner of Meson LP. Mr. Morris is the managing member of Meson LLC, which is organized as a limited liability company under the laws of the state of Delaware. Meson LP is organized under the laws of the state of New York. Mr. Morris is a citizen of Canada. The principal business address of Meson is 531 E. State Street, Ithaca NY, 14850.

As of the date of this Proxy Statement, Meson LP beneficially owns and has voting and dispositive power over 446,450 shares of Company common stock (the “Meson LP Shares”), or 2.1% of the issued and outstanding common stock. Meson LP disclaims beneficial ownership of the Morris Shares (defined below). As general partner of Meson LP, Meson LLC may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Meson LP Shares. Meson LLC does not own any shares of common stock directly and disclaims beneficial ownership of the Meson LP Shares. As managing member of Meson LLC, Mr. Morris may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) any shares of common stock beneficially owned by Meson LLC. In addition, Mr. Morris beneficially owns and has voting and dispositive power over 33,426 shares of common stock (the “Morris Shares”), or 0.2% of the issued and outstanding common stock. Mr. Morris disclaims beneficial ownership of any shares of common stock beneficially owned by Meson LLC. As an entity which is managed by Mr. Morris, Meson LLC may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Morris Shares. Meson LLC disclaims beneficial ownership of the Morris Shares.

Mr. Gillman, portfolio manager of Boston Capital, has a less than 2% ownership interest in Meson LLC.

Kleinheinz Capital

Kleinheinz Capital is an investment adviser with over 15 years experience managing Global LP, Global QP and Global Ltd. Mr. Kleinheinz has over 25 years of experience in international financial markets and investment management. The principal business of Kleinheinz Capital is serving as investment manager for Global LP, Global QP, Global Ltd., and Global Master. The principal business of LDC is serving as general partner of Global LP and Global QP. The principal business of Global Master is making, holding and disposing of investments, including securities of the Company. The principal business of Global LP, Global QP and Global Ltd. is serving as general partner of Global Master.

Mr. Kleinheinz is the sole director and President of Kleinheinz Capital and a director of LDC. His principal occupation is serving as President and director of Kleinheinz Capital. In addition to Mr. Kleinheinz, the executive officers of Kleinheinz Capital are James K. Phillips (“Mr. Phillips”), Chief Financial Officer, and Andrew J. Rosell (“Mr. Rosell”), General Counsel and Chief Compliance Officer, and these positions are the principal occupations of Messrs. Phillips and Rosell. In addition to Mr. Kleinheinz, Mr. Phillips is the other director of LDC. LDC is the general partner of Global LP and Global QP. Mr. Kleinheinz, Mr. Phillips and Geoff Ruddick (“Mr. Ruddick”) are the directors of Global Ltd. Global LP, Global QP, and Global Ltd. are the general partners of Global Master. Kleinheinz Capital is investment manager of Global LP, Global QP, Global Ltd. and Global Master.

The principal business addresses for Kleinheinz are as follows:

(1)	Kleinheinz Capital Partners, Inc.

301 Commerce Street, Suite 1900

Forth Worth, Texas 76102

(2)	Kleinheinz Capital Partners LDC

c/o Walkers SPV Limited

Walker House, 87 Mary Street

George Town, Grand Cayman

KYI-9002 Cayman Islands

(3)	Messrs. Kleinheinz, Phillips and Rosell

301 Commerce Street, Suite 1900

Forth Worth, Texas 76102

Mr. Ruddick

c/o International Management Services Ltd.

P.O. Box 61, KY1-1102

4th Floor, Harbour Centre

George Town, Grand Cayman

Cayman Islands

(4)	Global Undervalued Securities Master Fund, L.P.

c/o BNY Mellon Alternative Investment Services Ltd.

48 Par-La-Ville Road, Suite 464

Hamilton HM 11, Bermuda

(5)	Global Undervalued Securities Fund, L.P.

c/o BNY Mellon Alternative Investment Services Ltd.

48 Par-La-Ville Road, Suite 464

Hamilton HM 11, Bermuda

(6)	Global Undervalued Securities Fund (QP), L.P.

c/o BNY Mellon Alternative Investment Services Ltd.

48 Par-La-Ville Road, Suite 464

Hamilton HM 11, Bermuda

(7)	Global Undervalued Securities Fund, Ltd.

c/o BNY Mellon Alternative Investment Services Ltd.

48 Par-La-Ville Road, Suite 464

Hamilton HM 11, Bermuda

The citizenship or place of organization for Kleinheinz is as follows:

(1)	Kleinheinz Capital Partners, Inc. is a corporation organized under the laws of the State of Texas.

(2)	Kleinheinz Capital Partners LDC is a Cayman Islands limited duration company.

(3)	Messrs. Kleinheinz, Phillips and Rosell are U.S. citizens. Mr. Ruddick is a citizen of Canada.

(4)	Global Undervalued Securities Master Fund, L.P. is a Cayman Islands exempted limited partnership.

(5)	Global Undervalued Securities Fund, L.P. is a Delaware limited partnership.

(6)	Global Undervalued Securities Fund (QP), L.P. is a Delaware limited partnership.

(7)	Global Undervalued Securities Fund, Ltd. is a Cayman Islands exempted company.

Global Master beneficially owns and has voting and dispositive power over 1,861,480 shares of Company common stock (the “Global Master Shares”), or 8.8% of the issued and outstanding common stock. As general partners of Global Master, Global LP, Global QP and/or Global Ltd. may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Global Master Shares. None of Global LP, Global QP or Global Ltd. owns any shares of common stock directly.

As general partner of Global LP and Global QP, LDC may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) any shares of common stock beneficially owned by Global LP or Global QP. LDC does not own any shares of common stock directly.

As investment manager of Global LP, Global QP, Global Ltd., and Global Master, Kleinheinz Capital may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Global Master Shares and any shares of common stock beneficially owned by Global LP, Global QP or Global Ltd. Kleinheinz Capital does not own any shares of common stock directly.

As sole director and President of Kleinheinz Capital and director of LDC, Mr. Kleinheinz may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) any shares of common stock beneficially owned by Kleinheinz Capital or LDC. Mr. Kleinheinz does not own any shares of common stock directly.

Boston Capital

The principal business of Boston Capital is investing in securities. Stephen Heyman and James Adelson are the joint managers of Boston Capital. Mr. Gillman is the portfolio manager of Boston Capital. The principal occupation of each of Messrs. Heyman and Adelson is independent oil and gas exploration and development, and

Mr. Gillman’s principal occupation is providing portfolio management services to Nadel and Gussman, LLC, a management company that employs personnel for business entities related to family members of Herbert Gussman. Boston Capital is organized under the laws of the State of Oklahoma, and Messrs. Heyman, Adelson and Gillman are U.S. citizens. The principal business address of Boston Capital and Messrs. Heyman Adelson, and Gillman is 15 East 5th Street, Suite 3200, Tulsa, Oklahoma 74103.

Boston Capital directly beneficially owns and has voting and dispositive power over 82,327 shares of Company common stock, or 0.4% of the issued and outstanding common stock. As the managers of Boston Capital, each of Messrs. Heyman and Adelson have the power to vote or direct the vote of (and the power to dispose or direct the disposition of) any shares of common stock beneficially owned by Boston Capital. Neither Mr. Heyman nor Mr. Adelson owns any shares of Company common stock directly, and each disclaims beneficial ownership of the shares of Company common stock directly beneficially owned by Boston Capital. As the portfolio manager of Boston Capital, Mr. Gillman has the power to vote or direct the vote of (and the power to dispose or direct the disposition of) any shares of common stock beneficially owned by Boston Capital. Mr. Gillman does not own any shares of Company common stock directly, and disclaims beneficial ownership of the shares of Company common stock directly beneficially owned by Boston Capital.

Group Nominees

Excluding Mr. Morris, discussed above, no Group Nominee holds any shares of Company common stock directly, and each Group Nominee disclaims beneficial ownership of shares of Company common stock held by any other Group Nominee or member of the Concerned InfuSystem Stockholders.

Section 13(d) Group

Each of the members of the Concerned InfuSystem Stockholders, as a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is deemed to be a beneficial owner of the 2,423,683 shares of common stock of the Company held by each of the members of the Concerned InfuSystem Stockholders combined, or 11.4% of the issued and outstanding common stock, and each entity or individual may be deemed to beneficially own the shares of each other entity or individual in the reporting group. Each member of the InfuSystem Group disclaims beneficial ownership of such shares of common stock, except to the extent of their pecuniary interest therein. For information regarding purchases and sales of securities of the Company during the past two years by members of the Concerned InfuSystem Stockholders, please refer to Annex B to this Proxy Statement.

Each individual and entity in Kleinheinz disclaims beneficial ownership of the Meson LP Shares, the Morris Shares, or any shares of common stock beneficially owned by any individual or entity in Meson or in Boston.

Each individual and entity in Meson disclaims beneficial ownership of the Global Master Shares, or any shares of common stock beneficially owned by any individual and entity in Kleinheinz or in Boston.

Each individual and entity in Boston disclaims beneficial ownership of the Global Master Shares, the Meson LP Shares, the Morris Shares, or any shares of common stock beneficially owned by any individual and entity in Kleinheinz or in Meson.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his/its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his/its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including the participants in this proxy solicitation, who is a party to an arrangement or understanding pursuant to which the Group Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Special Meeting.

CERTAIN EFFECTS OF THE PROPOSALS

Based upon a review of the Company’s public filings with the SEC, approval of the Proposals to remove the Company’s current Board members and to elect the Group Nominees to fill the Board or a majority of the Board (together, the “Group Proposals”) would result in a “Change in Control” under a number of agreements with various Company executives (the “Executive Agreements”), including the Share Award Agreement with Mr. McDevitt (the “Share Award Agreement”). The definition of “Change in Control” in these agreements includes a change in the majority of the membership of the Board from the date of the respective agreements, unless such new Board members are approved by majority vote of the then-current Board. Upon a Change in Control, according to the provisions of the publicly disclosed Executive Agreements, the following 300,000 restricted shares held by the following employees would immediately vest: Scott Chesky (50,000 shares), David Haar (50,000 shares), Bryan Russo (50,000 shares), and Janet Skonieczny (150,000 shares). However, we note that the Company’s Definitive Proxy Statement filed in connection with its solicitation of consent revocations for the Special Meeting states that 75,000 shares would vest under employment agreements upon a Change in Control. Further, as detailed in the Company’s Proxy Statement for the 2011 Annual Meeting and reiterated in the Company’s Definitive Proxy Statement filed with its solicitation of consent revocations, upon a Change in Control, all shares outstanding under the Share Award Agreement (2,000,000 shares in total) would vest immediately, and the Company would pay Mr. McDevitt the compensation necessary to cover income taxes incurred in connection with the issuance of such shares (i.e., a tax gross-up payment).

In addition, while the Company’s 2007 Stock Incentive Plan does not include provisions relating to a change in control of the Company, under such plan, the Compensation Committee of the Board retains broad discretion to provide for the immediate acceleration of vesting of awards under the plan. As reported in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011 (the “Form 10-Q”), approximately 2.6 million shares issued under the plan were unvested at September 30, 2011.

We have not independently verified if the copies of the Executive Agreements, Share Award Agreement and the 2007 Stock Incentive Plan (collectively, the “Filed Agreements”) publicly filed by the Company with the SEC have not been amended and are the same as the executed copies of the Filed Agreements, and the analyses above are based on our review of the Company’s public SEC filings. Other compensation or vesting provisions with other Company employees or directors may be triggered by a change in control. Further, the discussion of the impact under Mr. McDevitt’s Share Award Agreement of the Company stockholders’ approval of our proposals regarding the removal of the Company’s Board and the election of the Group Nominees at the Special Meeting is based entirely upon disclosures contained in the Company’s Proxy Statement for the 2011 Annual Meeting. If the Company stockholders approve the election of the Group Nominees, prior to the acceleration of vesting of any Company equity awards or the payment of any compensation or tax gross-up, we expect to review with counsel the original copies of all relevant agreements, award documentation and Company records associated with the creation of the potential obligations upon a change in control.

Pursuant to the Company’s bank Credit Agreement, dated as of June 15, 2010 (the “Credit Agreement”), the Group Proposals would trigger a Change of Control (as defined in the Credit Agreement, which includes a change in the majority of the Company’s Board, during any period of 24 consecutive months, unless approved by the original Board members in place at the beginning of such period and/or their elected successors). Under the Credit Agreement, a Change of Control constitutes an Event of Default (as defined in the Credit Agreement), which entitles the lenders to cease making loan advances and to declare the outstanding principal and accrued interest due and payable. As reported in the Form 10-Q, as of September 30, 2011, the outstanding principal plus accrued interest under the Credit Agreement was $25.1 million. As above, we have not independently verified if the form of the Credit Agreement is the same as the executed copy of the Credit Agreement, and our analysis is based on the copy of the Credit Agreement, as amended, filed by the Company with the SEC.

Although the Concerned InfuSystem Stockholders have not had discussions with the Company’s lenders, we believe that it is unlikely that if the Group Proposals were adopted that the lenders would exercise their rights to accelerate loans made to the Company. While there can be no assurances that the loans under the Credit Agreement would not be accelerated, this belief is based on our view that the Group Nominees are qualified to oversee the business of the Company, and that the Company’s business is not dependent on any of the Company’s other officers or directors. In the alternative, we believe that, based on preliminary discussions with multiple other lenders to date, if needed, we would be able to negotiate with other lenders to secure financing for the Company on favorable terms.

CERTAIN INFORMATION REGARDING THE COMPANY

The Company is a Delaware corporation with its principal executive offices at 31700 Research Park Drive, Madison Heights, Michigan 48071.

The Company is subject to the informational filing requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in accordance therewith it files periodic reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning (202) 551-8090. The Company’s filings with the SEC are also available to the public without charge on the SEC’s website (http://www.sec.gov).

Except as otherwise noted herein, the information concerning the Company contained in this Proxy Statement has been taken from or based upon publicly available documents and records on file with the SEC and other public sources. Although the Concerned InfuSystem Group does not have any knowledge that would indicate that any statement contained herein based upon such documents and records is untrue, the Group has not independently verified the accuracy or completeness of such information and do not take any responsibility for the accuracy or completeness of the information contained in any such documents and records not prepared by the Group, or for any failure by the Company to disclose events that may affect the significance or accuracy of such information. For information regarding the security ownership of certain beneficial owners and the management of the Company, please refer to Annex A attached to this Solicitation Statement.

OTHER MATTERS TO COME BEFORE THE SPECIAL MEETING

The Concerned InfuSystem Group is not aware of any other matters for consideration at the Special Meeting. In the event that other matters are brought before the Special Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Any stockholder wishing to submit a proposal to be included in the Company’s 2012 proxy statement pursuant to Rule 14a-8 of the Exchange Act must have submitted such proposal in writing to the Company’s Secretary at the Company’s principal executive offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071 which must have been received by the Company no later than December 22, 2011.

Stockholder proposals not made pursuant to Rule 14a-8 must comply with the advance notice provisions contained in the Bylaws which provide that such proposals must be submitted in writing to the Company’s Secretary at the Company’s principal executive offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071 no earlier than January 28, 2012 and no later than February 27, 2012.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2012 Annual Meeting is based on information contained in the Company’s 2011 Proxy Statement. The incorporation of this information in this proxy statement should not be construed as an admission by the Concerned InfuSystem Group that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

THE CONCERNED INFUSYSTEM GROUP HAS OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT TO BE DELIVERED TO STOCKHOLDERS RELATING TO THE SPECIAL MEETING. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS,

CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S CURRENT DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND OTHER IMPORTANT INFORMATION. THE CONCERNED INFUSYSTEM GROUP WAS NOT INVOLVED IN THE PREPARATION OF THE COMPANY’S PROXY STATEMENT. SEE ANNEX A FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

YOUR SUPPORT IS IMPORTANT

WE ARE SEEKING YOUR SUPPORT. NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN, PLEASE USE THE GOLD PROXY CARD TO VOTE TODAY – BY TELEPHONE, BY INTERNET OR BY SIGNING, DATING, AND RETURNING THE ENCLOSED GOLD PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR SHARES OF COMPANY COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION, ONLY IT CAN SUBMIT A GOLD PROXY CARD WITH RESPECT TO YOUR COMMON STOCK. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR A GOLD PROXY CARD TO BE VOTED IN SUPPORT OF THE CONCERNED INFUSYSTEM GROUP’S PROPOSALS.

WHO TO CALL IF YOU HAVE QUESTIONS

If you have any questions or require any assistance, please contact Innisfree, proxy solicitors for the Concerned InfuSystem Group, at the following address and toll free telephone number:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders Call Toll-Free at: (888) 750-5834

Banks and Brokers Call Collect at: (212) 750-5833

THE CONCERNED INFUSYSTEM GROUP

[ ], 2012

ANNEX A

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND MANAGEMENT OF THE COMPANY

Security Ownership of the Concerned InfuSystem Stockholders and Director Nominees

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of [                ], 2012, in each case including shares of common stock which such persons have the right to acquire within 60 days of [                ], 2012, by:

•	each member of the Concerned InfuSystem Stockholders;

•	each of the Group Nominees to the Board; and

•	all of the members of the Concerned InfuSystem Stockholders and Group Nominees as a group.

Name of Beneficial Owners	Number of Shares	Percent**
Global Undervalued Securities Master Fund, L.P. (1)	1,861,480	8.8%

Meson Capital Partners LLC (2)	479,876	2.3%

Meson Capital Partners LP (2)	446,450	2.1%

Ryan Morris (2)(4)	479,876	2.3%

Boston Avenue Capital LLC (3)	82,327	*

Charles Gillman (3)(4)	82,327	*

Alan Bazaar (4)	0	0%

John Climaco (4)	0	0%

Robert Pons (4)	0	0%

Dilip Singh (4)	0	0%

Joseph Whitters (4)	0	0%

All participants as a group	2,423,683	11.4%

*	Less than 1%
**	Based on 21,330,235 shares of common stock outstanding as of December 31, 2011, as reported by the Company in its Definitive Proxy Statement on Schedule 14A, filed with the SEC on February 6, 2012.
(1)	Kleinheinz Capital, LDC, Global LP, Global QP, Global Ltd., Global Master and Mr. Kleinheinz may be deemed the beneficial owners of 1,861,480 shares of common stock owned by Global Master. Global LP, Global and Global Ltd. are the general partners of Global Master. Kleinheinz Capital is the investment adviser to Global Master, Global Fund, Global QP and Global Ltd. LDC is the general partner of Kleinheinz Capital. Kleinheinz Capital, Global Master, Global LP, Global QP, Global Ltd., Kleinheinz, LDC and Mr. Kleinheinz, as the principal of Kleinheinz Capital and LDC, exercise voting and investment control over the 1,861,480 shares of common stock. The business address of Kleinheinz Capital and Mr. Kleinheinz is 301 Commerce Street, Suite 1900, Fort Worth, Texas 76102. The business address of LDC is c/o Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman, KYI-9002 Cayman Islands. The business address of Global Master, Global LP, Global QP and Global Ltd. is c/o BNY Mellon Alternative Investment Services Ltd., 48 Par-La-Ville Road, Suite 464, Hamilton HM 11, Bermuda.

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(2)	Meson LP, Meson LLC and Mr. Morris may be deemed the beneficial owners of 446,450 shares of common stock owned by Meson LP, and over which Meson LP has voting and dispositive power, as Meson LLC is the general partner of Meson LP and Mr. Morris is the managing member of Meson LP. Further, Mr. Morris owns and has voting and dispositive power over and additional 33,426 shares of common stock, and Meson LLC may be deemed to beneficially own such shares as Mr. Morris is the managing member of Meson LLC. The business address of Meson is 531 E. State Street, Ithaca, NY 14850.
(3)

Boston Capital has sole direct voting and dispositive power over 82,327 shares of common stock. Messrs. Heyman and Adelson are the joint managers of Boston Capital, and Mr. Gillman is the portfolio manager. Messrs. Heyman, Adelson and Gillman each have voting and dispositive power over the shares of Company common stock owned by Boston Capital and therefore are the indirect beneficial owners of the shares of Company common stock owned by Boston Capital. The business address of Boston and Messrs. Heyman, Adelson and Gillman is 15 East 5th Street, Suite 3200, Tulsa, Oklahoma 74103.

(4)	Group Nominee

Security Ownership of the Company’s 5% Beneficial Owners, Directors and Executive Officers

The information below is taken from the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on February 6, 2012. The Concerned InfuSystem Stockholders have not independently verified the accuracy or completeness of this information. The following table sets forth, as of February 6, 2012, certain information with respect to the beneficial ownership of the Company’s outstanding common stock by (i) each person or entity known to be the beneficial owner of more than 5% of the Company’s outstanding common stock, (ii) each of the Company’s officers and directors, and (iii) all then-current directors and executive officers as a group.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of February 3, 2012, by:

•

excluding the Concerned InfuSystem Stockholders, each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

•	each of the Company’s officers and directors; and

•	all of the Company’s officers and directors as a group.

Name of Beneficial Owners	Number of Shares	Percent**
David P. Cohen (1)	1,868,962	9%
Steve Tannenbaum (2)	1,765,382	8%
Greenwood Investments, Inc. (2)	1,765,382	8%
Sean McDevitt (3)	1,726,544	8%
Minerva Group LP (1)	1,082,262	5%
Greenwood Capital Limited Partnership (2)	888,400	4%
Greenwood Investors Limited Partnership (2)	876,982	4%
Athena Capital Management, Inc. (1)	786,700	4%
John Voris (4)	534,205	3%
Pat LaVecchia (5)	527,391	2%
Wayne Yetter (6)	379,972	2%
Jean-Pierre Millon (7)	353,806	2%
David C. Dreyer (8)	115,000	1%
Timothy Kopra (9)	50,000	*
James M. Froisland (10)	100	*
All directors and officers as a group (8 individuals)	3,687,018	17.3%

*	Less than 1%

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**	Based on 21,330,235 shares of Common Stock outstanding as of December 31, 2011. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of January 25, 2012, as well as shares of restricted stock which vest within 60 days of January 25, 2012 are deemed outstanding in addition to the 21,330,235 shares of Common Stock outstanding as of December 31, 2011 for purposes of computing the percentage ownership of the person holding the options or the person whose shares will vest, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(1)	Derived from Amendment No. 2 to Schedule 13G filed on January 25, 2011, by Athena Capital Management, Inc. (“Athena”), Minerva Group, LP (“Minerva”), and David P. Cohen. Athena holds shared voting control and investment control with respect to 786,700 shares of Common Stock. Minerva is a general partner of Athena and holds voting control and investment control with respect to 1,082,262 shares of Common Stock. David P. Cohen is President of each of Athena and Minerva and holds shared voting control and investment control with respect to 1,868,962 shares of Common Stock which includes shares beneficially owned by Athena and Minerva. The business address of Athena, Minerva and David P. Cohen is 50 Monument Road, Suite 201, Bala Cynwyd, PA 19004.
(2)	Derived from Amendment No. 2 to Schedule 13G filed on February 11, 2011 by Steve Tannenbaum, Greenwood Investments, Inc., (“Greenwood Investments”), Greenwood Capital Limited Partnership (“Greenwood Capital”) and Greenwood Investors Limited Partnership (“Greenwood Investors”). Greenwood Capital and Greenwood Investors may be deemed to beneficially own 888,400 and 876,982 shares of Common Stock, respectively. Greenwood Investments, as the general partner of both Greenwood Capital and Greenwood Investors, and Mr. Tannenbaum, as the president of Greenwood Investments, may be deemed to beneficially own 1,765,382 shares of Common Stock. Mr. Tannenbaum, by virtue of his position as president of Greenwood Investments, has exercises sole investment and voting control over such 1,765,382 shares of Common Stock. The business address of Mr. Tannenbaum, Greenwood Investments, Greenwood Capital and Greenwood Investors is 222 Berkeley Street, 17th Floor, Boston, Massachusetts 02116.
(3)	Mr. McDevitt exercises shared voting and investment control with respect to 1,234,044 shares of Common Stock held in the name of Tripletail, LLC, a limited liability company of which he is the sole member. The business address of Mr. McDevitt is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(4)	The business address of Mr. Voris is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(5)	The business address of Mr. LaVecchia is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Michigan 48071.
(6)	The business address of Mr. Yetter is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Michigan 48071.
(7)	Mr. Millon exercises shared voting and investment control with respect to 267,092 shares of Common Stock held in the name of the Millon Family Trust of which Mr. Millon is a trustee. The business address of Mr. Millon is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Michigan 48071.
(8)	The business address of Mr. Dreyer is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Michigan 48071.

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(9)	The business address of Mr. Kopra is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Michigan 48071.
(10)	The business address of Mr. Froisland is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Michigan 48071.

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ANNEX B

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION:

PURCHASES AND SALES IN THE COMMON STOCK OF THE COMPANY DURING THE PAST TWO YEARS

Kleinheinz:

Date	Purchase/Sale	Quantity	Price Per Share ($)
2/25/2010	Purchase	500,000	2.41
2/25/2010	Sale	5,000	2.1669
11/7/2011	Sale	96,000	1.27
11/8/2011	Sale	110,000	1.24

Boston Capital:

Date	Purchase/Sale	Quantity	Price Per Share ($)
11/15/2011	Purchase	11,677	1.2
11/17/2011	Purchase	3,550	1.2703
11/18/2011	Purchase	1,200	1.4532
11/21/2011	Purchase	63,200	1.4821
11/22/2011	Purchase	25,000	1.46
11/23/2011	Sale	22,300	1.4551

Meson LP:

Date	Purchase/Sale	Quantity	Price Per Share ($)
11/1/2011	Purchase	50,000	0.954
11/2/2011	Purchase	60,400	0.983
11/3/2011	Purchase	20,400	1.032
11/4/2011	Purchase	16,850	1.151
11/7/2011	Purchase	100,000	1.280
11/8/2011	Purchase	171,000	1.252
11/15/2011	Purchase	17,500	1.239
11/17/2011	Purchase	10,300	1.276

Morris:

Date	Purchase/Sale	Quantity	Price Per Share ($)
11/9/2011	Purchase	16,100	1.218
11/15/2011	Purchase	20,000	1.2
11/22/2011	Sale	76	1.51
11/28/2011	Sale	2,598	1.554

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PRELIMINARY COPY—SUBJECT TO COMPLETION

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE

GOLD PROXY CARD

INFUSYSTEM HOLDINGS, INC

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD [                ], 2012

THIS PROXY IS SOLICITED ON BEHALF OF MESON CAPITAL PARTNERS LLC

(TOGETHER WITH THE OTHER PARTICIPANTS, THE “CONCERNED INFUSYSTEM GROUP”)

THE BOARD OF DIRECTORS OF INFUSYSTEM HOLDINGS, INC.

IS NOT SOLICITING THIS PROXY

P    R    O    X    Y

Each of the undersigned hereby constitutes and appoints Ryan J. Morris and [Charles M. Gillman], and each of them, with power to act without the other and with full power of substitution, as proxies and agents of the undersigned in respect of all shares of common stock, par value $0.0001 per share (the “Common Stock”), of InfuSystem Holdings, Inc. (the “Company”) owned by the undersigned which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company scheduled to be held on [                ], 2012 at [        ] Central Time at [        ] (including at any adjournments or postponements thereof and at any meeting called in lieu thereof, the “Special Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorney and proxy, his substitutes, or any of them may lawfully take by virtue hereof. This Proxy will be voted as directed on the reverse and in the discretion of the herein named agents and proxies or their substitutes with respect to any other matters as may properly come before the Special Meeting that are unknown to the Concerned InfuSystem Group a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO ANY PROPOSAL ON THE REVERSE, THIS PROXY WILL BE VOTED FOR ANY SUCH PROPOSAL.

NONE OF PROPOSAL NO. 1, PROPOSAL NO. 4 OR PROPOSAL NO. 5 IS SUBJECT TO, OR IS CONDITIONED UPON, THE EFFECTIVENESS OF THE OTHER PROPOSALS. PROPOSAL NO. 2 IS CONDITIONED UPON THE EFFECTIVENESS OF PROPOSAL NO. 1. PROPOSAL NO. 3 IS CONDITIONED IN PART UPON THE EFFECTIVENESS OF PROPOSALS NOS. 1 AND 2 (TO THE EXTENT APPLICABLE). IF NONE OF THE THEN EXISTING MEMBERS OF (OR APPOINTEES TO) THE BOARD ARE REMOVED IN PROPOSAL NO. 2, AND THERE ARE NO VACANCIES TO FILL, NONE OF THE NOMINEES CAN BE ELECTED PURSUANT TO PROPOSAL NO. 3. STOCKHOLDERS MAY VOTE TO REMOVE FEWER THAN SEVEN (7) DIRECTORS IN PROPOSAL NO. 2.

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IF FEWER THAN SEVEN (7) MEMBERS OF THE BOARD ARE REMOVED IN PROPOSAL NO. 2, STOCKHOLDERS WILL HAVE THE OPPORTUNITY TO ELECT A CORRESPONDING NUMBER OF NOMINEES IN PROPOSAL NO. 3. SUCH NOMINEES WILL BE ELECTED IN THE ORDER OF THE NUMBER OF VOTES RECEIVED.

IMPORTANT: PLEASE VOTE THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GOLD PROXY CARD

CONCERNED INFUSYSTEM GROUP

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of InfuSystem Holdings, Inc.

common stock for the upcoming Special Meeting of Stockholders.

THERE ARE THREE WAYS TO VOTE: BY INTERNET, TELEPHONE OR MAIL

1.	Vote by Telephone — Please call toll-free in the U.S. or Canada at 888-216-1298, on a touch-tone phone. If outside the U.S. or Canada, call 1-215-521-1341. Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2.	Vote by Internet — Please access [https://www.proxyvotenow.com/infu] and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.	Vote by Mail — If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: The Concerned InfuSystem Group., c/o Innisfree M&A Incorporated, P.O. Box 5155, FDR Station, New York, NY 10150-5155.

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TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

☒ Please mark vote as in this example

THE CONCERNED INFUSYSTEM GROUP RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4 and 5. PROPOSALS 1, 2, 3, 4 AND 5 ARE MATTERS PROPOSED BY THE CONCERNED INFUSYSTEM GROUP.

Proposal No. 1 – The Concerned InfuSystem Group’s Proposal to amend Article II, Section 2.4 of the Amended and Restated Bylaws of the Company (the “Bylaws”) in order to allow the Company’s stockholders to fill any vacancies, however caused, on the Board of Directors of the Company (the “Board”):

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal No. 2 – The Concerned InfuSystem Group’s Proposal to remove, without cause, each of the seven (7) members of the current Board listed below, as well as any person or persons appointed by the Board without stockholder approval between January 18, 2012 and up through and including the date of the Special Meeting:

NAME	FOR	AGAINST	ABSTAIN
(01) Sean McDevitt	☐	☐	☐
(02) David Dreyer	☐	☐	☐
(03) Timothy Kopra	☐	☐	☐
(04) Pat LaVecchia	☐	☐	☐
(05) Jean-Pierre Millon	☐	☐	☐
(06) John Voris	☐	☐	☐
(07)Wayne Yetter	☐	☐	☐

Any other person or persons	☐	☐	☐

Proposal No. 3 – The Concerned InfuSystem Group’s Proposal to elect directors to fill up to seven (7) vacancies created by the removal of directors: (08)Alan Bazaar, (09)John Climaco, (10)Charles Gillman, (11)Ryan Morris, (12)Robert Pons,(13) Dilip Singh and (14)Joseph Whitters, to serve until the 2013 annual meeting of the stockholders of the Company and until their successors are duly elected and qualified:

FOR ALL	WITHHOLD ALL	FOR ALL, EXCEPT
☐	☐	☐

INSTRUCTION: TO VOTE FOR ALL OR WITHHOLD AUTHORITY TO VOTE FOR ALL THE PERSONS NAMED IN PROPOSAL NO. 3, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO VOTE FOR THE ELECTION OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL NO. 3, BUT NOT ALL OF THEM, CHECK THE “FOR ALL EXCEPT” BOX ABOVE AND WRITE THE NUMBER AND NAME OF EACH SUCH PERSON YOU DO NOT WISH ELECTED IN THE SPACE PROVIDED BELOW:

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Proposal No. 4 – The Concerned InfuSystem Group’s Proposal to repeal any provision of the Bylaws that may be adopted by the Board subsequent to the last public filing on January 22, 2009 of the Bylaws prior to the Special Meeting:

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal No. 5 – The Concerned InfuSystem Group’s Proposal to initiate and vote for proposals to recess or adjourn the Special Meeting to a later date or time, if necessary, for any reason, and to oppose and vote against any proposal to recess or adjourn the Special Meeting:

FOR	AGAINST	ABSTAIN
☐	☐	☐

DATED: ,
2012

(Signature)

(Signature, if held jointly)

(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.

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